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EX-99.B10   Consent of Blazzard, Grodd & Hasenauer P.C.

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BLAZZARD, GRODD & HASENAUER, P.C.

ATTORNEYS AT LAW                                   CONNECTICUT OFFICE:
                                              943 POST ROAD EAST - P.O. BOX
                                                          5108
NORSE N. BLAZZARD**                               WESTPORT, CONNECTICUT
                                                       06881-5108
LESLIE E. GRODD*                                TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                           FACSIMILE (203) 454-4028
WILLIAM E. HASENAUER*
RAYMOND A. O'HARA III*
LYNN KORMAN STONE*                                   FLORIDA OFFICE:
MAUREEN M. MURPHY*                              SUITE 213, OCEANWALK MALL
                                                  101 NORTH OCEAN DRIVE
*  Admitted in Connecticut                      HOLLYWOOD, FLORIDA 33019
** Admitted in Connecticut &                    TELEPHONE (305) 920-6590
Florida
                                                FACSIMILE (305) 920-6902





                                 April 13, 1998




                               CONSENT OF COUNSEL



We consent to the reference to our Firm under the caption "Legal Counsel" contained in the Statement of Additional Information which forms a part of Post-Effective Amendment No. 19 to the Variable Investors Series Trust Registration Statement on Form N-1A, File Nos. 33-11182 and 811-04969.





                                   /s/ Blazzard, Grodd & Hasenauer, P.C.
                                   -------------------------------------
                                   BLAZZARD, GRODD & HASENAUER, P.C.